Exhibit 99.1

Contango ORE, Inc. Provides an Update on Joint Sale Process of Peak Gold Project

HOUSTON--(BUSINESS WIRE)--June 11, 2019--Contango ORE, Inc. (“CORE” or the “Company”) (OTCQB: CTGO) announced today that the previously announced joint sale process for Peak Gold, LLC (the “Peak Gold” or “Joint Venture”) has concluded without entering into a definitive change of control transaction. The Company entered into the joint sale process with Royal Gold, Inc., the parent of CORE’s Joint Venture partner, for the sale directly or indirectly of all of the Peak Gold project’s properties in Alaska. During the process, the parties received indications of interest that did not meet value expectations. Although the formal joint sales process has ended, the Company is continuing to work with its advisors to evaluate strategic options while advancing the property through exploration and baseline data collection for project permitting requirements.

Brad Juneau, President and CEO of the Company, commented, “As previously announced, we are continuing with our permitting activities for development of our defined resource areas in Peak and North Peak, as well as exploration activities to find new resources. These exploration activities include surface reconnaissance, acquiring new IP data, and drilling that will begin in the third quarter of this year. The approved Joint Venture budget is $6.9 million, of which our share is $4.1 million for a Phase I 2019 drilling program. We continue to believe that our large acreage position holds significant exploration upside, and we remain focused on maximizing the value of this project for our shareholders.”

ABOUT PEAK GOLD

Peak Gold is a joint venture between Royal Alaska, LLC a wholly-owned subsidiary of Royal Gold, Inc. and CORE Alaska, LLC, a wholly-owned subsidiary of CORE. Peak Gold holds a 675,000 acre lease with the Native Village of Tetlin and an additional 175,000 acres of State of Alaska mining claims, all located near Tok, Alaska, on which Peak Gold explores for minerals. CORE Alaska, LLC holds a 60% membership interest in Peak Gold and Royal Alaska, LLC holds a 40% membership interest in Peak Gold and is the manager of the joint venture.

ABOUT CORE

CORE is a Houston-based company that engages in the exploration in Alaska for gold and associated minerals through Peak Gold, its joint venture company with Royal Alaska, LLC. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Peak Gold; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; and the possibility that government policies may change or governmental approvals may be delayed or withheld, including the inability to obtain any mining permits. Additional information on these and other factors which could affect Peak Gold’s exploration program or financial results are included in CORE’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACT:
Contango ORE, Inc.
Brad Juneau, (713) 877-1311
www.contangoore.com